Exhibit 99.1
NEWS
REPUBLIC CONTACTS

Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591
REPUBLIC SERVICES, INC. REPORTS
FIRST QUARTER EARNINGS PER SHARE OF $0.41

☐     Operating margin continues to expand
Fort Lauderdale, FL, April 23, 2008 — Republic Services, Inc. (NYSE: RSG) today reported that revenue for the three months ended March 31, 2008 increased 1.8 percent to $779.2 million compared to $765.6 million for the same period in 2007. The Company’s internal growth during that period was 3.7 percent, with a 6.2 percent increase from price, partially offset by a 2.5 percent decrease from volume. Net income for the three months ended March 31, 2008 was $76.1 million, or $0.41 per diluted share, compared to $53.9 million, or $0.28 per diluted share last year. The Company’s income before income taxes for the three months ended March 31, 2007 included a $22.0 million pre-tax charge ($13.5 million net of tax), or approximately $.07 per diluted share, related to estimated costs to comply with Final Findings and Orders issued by the Ohio Environmental Protection Agency in response to environmental conditions at the Company’s Countywide Recycling and Disposal facility in Ohio. Net income for the three months ended March 31, 2007 also included $4.2 million of additional income taxes, or approximately $.02 per diluted share, related to the resolution of various income tax matters.
Operating income for the three months ended March 31, 2008 was $142.2 million or 18.2 percent of revenue, compared to $114.7 million, or 15.0 percent of revenue, for the same period last year. Excluding $21.3 million of operating expenses included in the charge for the Company’s Countywide Recycling and Disposal Facility, operating income for the three months ended March 31, 2007 would have been $136.0 million, or 17.8 percent of revenue.

Commenting on these results, James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, said, “During the first quarter, we expanded operating margins despite reduced temporary construction volume and record high fuel prices. I remain pleased with the Company’s success in implementing its pricing strategy, together with our focus on operating efficiency, customer service and cost control, and believe we are well-positioned to continue to expand operating margins throughout 2008.”
Company Declares Quarterly Dividend
Republic also announced that its Board of Directors declared a regular quarterly dividend of $0.17 per share for shareholders of record on July 1, 2008. The dividend will be paid on July 15, 2008.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things:
•	whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic, and inflationary trends, turn out to be correct or appropriate;

•	various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry;

•	the Company’s ability to manage growth;

•	compliance with, and future changes in, environmental regulations;

•	the Company’s ability to obtain approvals from regulatory agencies in connection with operating and expanding the Company’s landfills;

•	the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements;

•	the ability of the Company to repurchase common stock at prices that are accretive to earnings per share;

•	the Company’s dependence on key personnel;

•	general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within control of the Company;

•	the Company’s dependence on large, long-term collection, transfer and disposal contracts;

•	the Company’s dependence on acquisitions for growth;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending legal proceedings; and

•	other factors contained in the Company’s filings with the Securities and Exchange Commission.

REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2008	2007 (1)
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50.4	$21.8
Accounts receivable, less allowance for doubtful accounts of $14.0 and $14.7, respectively	306.7	298.2
Other current assets	98.9	93.8

Total Current Assets	456.0	413.8

RESTRICTED CASH	190.0	165.0
PROPERTY AND EQUIPMENT, NET	2,149.2	2,164.3
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	1,587.5	1,582.2
OTHER ASSETS	151.7	142.5

	$4,534.4	$4,467.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$569.8	$626.4
Notes payable and current maturities of long-term debt	2.3	2.3

Total Current Liabilities	572.1	628.7

LONG-TERM DEBT, NET OF CURRENT MATURITIES	1,693.0	1,565.5
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	300.3	279.2
OTHER LIABILITIES	705.0	690.6
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750,000,000 shares authorized; 196,250,406 and 195,761,969 issued, including shares held in treasury, respectively	2.0	2.0
Additional paid-in capital	49.8	38.7
Retained earnings	1,617.3	1,572.3
Treasury stock, at cost (13,578,098 and 10,338,970 shares, respectively)	(416.1)	(318.3)
Accumulated other comprehensive income, net of tax	11.0	9.1

Total Stockholders’ Equity	1,264.0	1,303.8

	$4,534.4	$4,467.8

(1)	Derived from the December 31, 2007 consolidated balance sheet.

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2008	2007
Revenue	$779.2	$765.6

Expenses:
Cost of operations	476.5	488.4
Depreciation, amortization and depletion	73.4	79.0
Accretion	4.4	4.1
Selling, general and administrative	82.7	79.4

Operating income	142.2	114.7

Interest expense	(21.4)	(24.0)
Interest income	2.8	3.3
Other income (expense), net	0.2	0.4

Income before income taxes	123.8	94.4

Provision for income taxes	47.7	40.5

Net income	$76.1	$53.9

Basic earnings per share	$0.41	$0.28

Weighted average common shares outstanding	183.4	193.7

Diluted earnings per share	$0.41	$0.28

Weighted average common and common equivalent shares outstanding	185.1	195.6

Cash dividends per common share	$0.1700	$0.1067

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2008	2007
CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$76.1	$53.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and depletion	73.4	79.0
Accretion	4.4	4.1
Other	15.8	16.2
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	(21.7)	(14.0)

	148.0	139.2

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(81.6)	(84.1)
Proceeds from sales of property and equipment	1.0	1.0
Cash used in business acquisitions, net of cash acquired	(11.7)	—
Cash proceeds from business dispositions, net of cash disposed	—	0.3
Change in restricted cash	(24.8)	11.3
Other	(0.2)	—

	(117.3)	(71.5)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	122.0	55.0
Payments of notes payable and long-term debt	(1.2)	(51.4)
Issuances of common stock	5.3	10.7
Excess income tax benefits from stock option exercises	1.2	0.7
Purchases of common stock for treasury	(97.8)	(70.7)
Cash dividends paid	(31.6)	(20.8)

	(2.1)	(76.5)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28.6	(8.8)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	21.8	29.1

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50.4	$20.3

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2007.
INCOME TAXES
     The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“the Interpretation”) effective January 1, 2007, as required. During the first quarter of 2007, the Company recorded $4.2 million of additional income taxes related to the resolution of various income tax matters. During the second quarter of 2007, the Company recorded a $5.0 million reduction in income taxes related to the resolution of various income tax matters, including the effective completion of Internal Revenue Service audits for the years 2001 through 2004. The Company expects its effective tax rate for 2008 to be approximately 38.5%.
OTHER MATTERS
     During the first quarter of 2007, the Company recorded a pre-tax charge of $22.0 million ($13.5 million, or $.07 per diluted share, net of tax), related to estimated costs the Company believed would be required to comply with Final Findings and Orders (“F&Os”) issued by the Ohio Environmental Protection Agency (“OEPA”) in response to environmental conditions at the Company’s Countywide Recycling and Disposal Facility (“Countywide”) in East Sparta, Ohio.
     The Company has complied with and will continue to comply with the F&Os. However, even though indications existed that the reaction had begun to subside, the Company nevertheless agreed with the OEPA to take certain additional remedial actions at Countywide. Consequently, during the three months ended September 30, 2007, the Company recorded an additional pre-tax charge of $23.3 million ($14.4 million, or $.08 per diluted share, net of tax). The majority of the remediation liability remaining as of March 31, 2008 of $18.8 million is expected to be paid out during the remainder of 2008. While the Company is vigorously pursuing financial contributions from third parties for its costs to comply with the F&Os and the additional remedial actions, the Company has not recorded any receivables for potential recoveries.
     It is reasonably possible that the Company will need to adjust the charges noted above to reflect the effects of new or additional information, to the extent that such information impacts the costs, timing or duration of the required actions. Future changes in the Company’s estimates of the costs, timing or duration of the required actions could have a material adverse effect on the Company’s financial position, results of operations or cash flows.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with U.S. generally accepted accounting principles (GAAP), for the three months ended March 31, 2008 and 2007 is calculated as follows (in millions):

	Three Months Ended
	March 31,
	2008	2007
Net income	$76.1	$53.9
Provision for income taxes	47.7	40.5
Other (income) expense, net	(.2)	(.4)
Interest expense	21.4	24.0
Interest income	(2.8)	(3.3)
Depreciation, amortization and depletion	73.4	79.0
Accretion	4.4	4.1

Operating income before depreciation, amortization, depletion and accretion	$220.0	$197.8

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
CASH FLOW
     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s unaudited condensed consolidated statements of cash flows. The Company’s free cash flow for the three months ended March 31, 2008 and 2007 is calculated as follows (in millions):

	Three Months Ended
	March 31,
	2008	2007
Cash provided by operating activities	$148.0	$139.2
Purchases of property and equipment	(81.6)	(84.1)
Proceeds from sales of property and equipment	1.0	1.0

Free cash flow	$67.4	$56.1

     Purchases of property and equipment as reflected on the Company’s unaudited condensed consolidated statements of cash flows and the free cash flow presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on the unaudited condensed consolidated statements of cash flows to property and equipment received during the period is as follows (in millions):

	Three Months Ended
	March 31,
	2008	2007
Purchases of property and equipment per the unaudited condensed consolidated statements of cash flows	$81.6	$84.1
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(33.8)	(40.0)

Property and equipment received during the current period	$47.8	$44.1

     The adjustments noted above do not affect either the Company’s net change in cash and cash equivalents as reflected in its unaudited condensed consolidated statements of cash flows or its free cash flow.
     The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.3 million and $.6 million of capitalized interest for the three months ended March 31, 2008 and 2007, respectively.
     As of March 31, 2008, accounts receivable were $306.7 million, net of allowance for doubtful accounts of $14.0 million, resulting in days sales outstanding of approximately 35.2 (or 20.9 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended March 31, 2008, the Company paid $97.8 million to repurchase 3.2 million shares of its common stock. As of March 31, 2008, the Company was authorized to repurchase up to an additional $288.6 million of its common stock under its existing stock repurchase programs.
CASH DIVIDENDS
     In January 2008, the Company paid a cash dividend of $31.6 million to shareholders of record as of January 2, 2008. As of March 31, 2008, the Company recorded a dividend payable of $31.1 million to shareholders of record at the close of business on April 1, 2008, which has been paid. In April 2008, the Company’s Board of Directors declared a regular quarterly dividend of $.17 per share payable to shareholders of record as of July 1, 2008.

     REVENUE
     The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2008 and 2007 (in millions):

	Three Months Ended
	March 31,
	2008	2007
Collection:
Residential	$204.9	$195.8
Commercial	248.5	230.4
Industrial	152.9	155.7
Other	4.9	4.8

Total collection	611.2	586.7

Transfer and disposal	274.9	278.8
Less: Intercompany	(144.5)	(145.0)

Transfer and disposal, net	130.4	133.8

Other	37.6	45.1

Total revenue	$779.2	$765.6

     The following table reflects the Company’s revenue growth for the three months ended March 31, 2008 and 2007:

	Three Months Ended
	March 31,
	2008	2007
Core price	4.0%	4.4%
Fuel surcharges	1.1	.1
Environmental fee	.3	.4
Commodities	.8	.9

Total price	6.2	5.8

Core volume	(2.5)	(1.6)
Non-core volume	—	(.1)

Total volume	(2.5)	(1.7)

Total internal growth	3.7	4.1

Acquisitions, net of divestitures	(1.9)	(.2)
Taxes	—	(.1)

Total revenue growth	1.8%	3.8%